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                                                                      Exhibit 10
                              SEPARATION AGREEMENT


                  This SEPARATION AGREEMENT ("Separation Agreement") is made and entered into as of the 29th day of July 1998, by and between Irwin Selinger, residing at 11 High Ridge Lane, Matinecock, New York 11771 (the "Executive"), and Graham-Field Health Products, Inc., a Delaware corporation, having its principal executive offices at 400 Rabro Drive East, Hauppauge, New York 11788 (the "Corporation").

                              W I T N E S S E T H :

                  WHEREAS, the Executive has been employed by the Corporation as its Chairman of the Board, President and Chief Executive Officer pursuant to an employment agreement dated July 8, 1981, as amended (the "Employment Agreement");

                  WHEREAS, the Executive and Corporation have entered into an agreement dated as of July 21, 1989 relating to certain termination benefits in the event of a change of control of the Corporation (the "Change of Control Agreement");

                  WHEREAS, the Executive has promised to pay to the order of the Corporation the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) plus interest pursuant to a note, dated December 3, 1997, issued by the Executive and held by the Corporation, of which $2,200,000 of principal remains outstanding (the "Note");

                  WHEREAS, the Corporation and the Executive have determined that it is in the best interests of the Corporation that the Executive's positions with the Corporation, its subsidiaries and affiliates be terminated;

                  WHEREAS, the Executive and the Corporation desire to establish the terms for such termination and to settle fully and finally all matters between them, including, but not limited to, any issues that might arise out of the Executive's employment or the Employment Agreement or the termination of his employment or the Change of Control Agreement or the Note, and accordingly, have agreed that it is in the best interests of the Corporation and the Executive to enter into this Separation Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, intending to be legally bound, agree as follows:

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                  1. AGREEMENT TO TERMINATE. The Executive and the Corporation
agree that the Executive's positions as Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of the Corporation, all other officer and employee positions with the Corporation and its subsidiaries and affiliates, and all directorships with the Corporation and its subsidiaries and affiliates, including the directorship with Irving Tanning Company, are hereby terminated as of the date of this Separation Agreement (the "Termination Date").

                  2. TERMINATION OF EMPLOYMENT AGREEMENT AND CHANGE OF CONTROL AGREEMENT; PAYMENT OF SALARY. Upon the execution of this Separation Agreement, the Employment Agreement and the Change of Control Agreement shall automatically terminate, and the Executive shall thereupon cease to be entitled to receive any payments or benefits payable under the Employment Agreement and the Change of Control Agreement, except the Executive shall be entitled to continue to receive the same benefits as currently provided under the Employment Agreement, including but not limited to, (i) a base salary of $550,000, which shall be payable on a weekly basis or in such other manner as generally paid to the executive officers of the Corporation, (ii) healthcare and insurance benefits as generally provided to the executive officers of the Corporation but in any event on terms no less favorable to the Executive than currently provided, (iii) the lease and insurance payments and the maintenance and fuel expenses for the Executive's current Corporation - provided automobile, and (iv) upon the death of the Executive on or prior to July 31, 1999, a lump sum payment equal to the remaining base salary to be paid from the date of death through July 31, 1999, provided, however, the Executive hereby acknowledges that he shall have no rights with respect to accrued vacation prior to the date hereof or hereafter, and shall not be furnished with any offices or secretarial or clerical assistance. The benefits referred to in Section 2(i) shall continue to be paid to the Executive through July 31, 1999, and the benefits referred to in Section 2(ii) and Section 2(iii) shall continue to be paid to the Executive until July 8, 2001. In consideration of the benefits payable under this Section 2, the Executive hereby agrees to cooperate with the Corporation in all reasonable respects with litigations and other actions ("Litigation Cooperation") and, at the request of the Corporation, and upon prior reasonable notice, provide sales and marketing support and advice and other support ("Other Cooperation") in connection with the Corporation's business operations and strategic direction. With respect to the Other Cooperation, the Executive shall be required to spend no more than five (5) business days per month for such activities and services, provided that such services shall not be required to be rendered by the Executive to the Corporation after July 8, 2001. It being expressly understood that the Executive shall provide the Corporation with all Litigation Cooperation without any limitation or restriction with respect to the number of days or time to be spent for such activities and services. The Executive shall be deemed to have discharged his obligations hereunder with respect to Litigation Cooperation and Other Cooperation if he makes himself

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available to the Corporation at reasonable times and upon reasonable notice and cooperates with the Corporation in good faith. The Corporation hereby agrees to reimburse the Executive for reasonable business expenses incurred in connection with the performance of the services relating to Litigation Cooperation and Other Cooperation, subject to the submission of reasonable documentation in accordance with the Corporation's standard practices to substantiate such expenses.

                  3. EMPLOYEE BENEFITS AND SPLIT DOLLAR LIFE INSURANCE POLICY. From and after the Termination Date, the Executive shall not be treated as or deemed to be an employee of the Corporation or any of its subsidiaries or affiliates, and, except as provided in Section 2, shall not be eligible to participate in or to receive benefits under any welfare benefit plans, practices, policies and programs maintained or provided by the Corporation and/or its subsidiaries. The Corporation shall continue to make premium payments under the Executive's split dollar life insurance policy (the "Split Dollar Policy") until May 15, 2000. Thereafter, the Corporation shall cease making such insurance premium payments under the Split Dollar Policy and cancel the Split Dollar Policy. The Executive shall reimburse the Corporation for all premium payments paid from the inception date of the Split Dollar Policy through May 15, 2000 (the "Total Premium Payments"), provided, however, if the cash surrender value of the split dollar policy as of such date is less than the Total Premium Payments, the Executive shall only be obligated to reimburse the Corporation in an amount equal to the cash surrender value plus fifty percent (50%) of the deficiency.

                  4. STOCK OPTIONS. From and after the Termination Date, all options granted to the Executive prior to the date hereof pursuant to the Corporation's Incentive Program, as amended (the "Incentive Program"), will remain outstanding in accordance with their terms without any modification to the terms and provisions of the related stock option agreements, except that all such options shall expire on the ninetieth (90th) day following the Termination Date.

                  5. PAYMENT OF THE NOTE. The Executive agrees that on June 30, 1999, the Executive shall pay $500,000 to the Corporation by a certified or cashier's bank check, in complete satisfaction of all indebtedness, including principal and interest under the Note. The Executive hereby agrees to enter into a new note (the "New Note") to evidence the Executive's obligation to repay the $500,000, interest free, on June 30, 1999. Simultaneously with the execution of the New Note, the Corporation shall return to the Executive the cancelled Note and release to the Executive the shares of common stock of the Corporation held by the Corporation under that certain Pledge Agreement dated as of December 3, 1997, and such Pledge Agreement shall terminate.


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                  6. CONFIDENTIAL INFORMATION. From the date hereof until July
31, 2001 (the "Applicable Period"), the Executive shall hold in confidence and shall not, without the prior written consent of the Corporation, communicate, use or divulge to any person or entity any secret, confidential or proprietary information, knowledge or data (collectively, "Confidential Information") relating to the Corporation (and/or any of its subsidiaries or affiliates) which has been obtained by the Executive during or by reason of his employment with the Corporation and/or any of its subsidiaries or affiliates. Notwithstanding the foregoing, for purposes hereof, the term "Confidential Information" shall not include any information which (a) is or becomes publicly available without breach of this Separation Agreement, (b) the Executive rightfully received from a third party without obligation of confidence, or (c) is required to be disclosed pursuant to applicable laws, rules or regulations or government requirement or court order (after advising and consulting with the other party about its intention to make, and the proposed content of, such disclosure).

                  7. NON-COMPETITION. In consideration of the payments hereunder and the forgiveness of indebtedness referred to in Section 5, during the Applicable Period, the Executive shall not (x) directly or indirectly, own, manage, operate, join, control or participate in or be connected with as an officer, employee, consultant, partner, stockholder, lender, or otherwise, any Competitor, as defined below, or any subsidiary or affiliate thereof, (y) directly or indirectly solicit the employment of or hire any officer, employee or consultant of the Corporation or any of its subsidiaries or affiliates who was so employed as of the date hereof or at any time during the Applicable Period, unless, such officer, employee or consultant (a) resigns voluntarily (without any solicitation from the Executive) or (b) is terminated by the Corporation or any of its subsidiaries or affiliates during the Applicable Period, or (z) interfere with, solicit or cause or attempt to cause any material change in, any of the business or accounts of the Corporation or any of its subsidiaries or affiliates, including, but not limited to, the relationship of any client, customer or supplier with the Corporation or any of its subsidiaries or affiliates, which existed as of the date hereof or at any time during the Applicable Period. During the Applicable Period, a "Competitor" shall be deemed to mean any business, individual, partnership, firm, corporation or organization (other than the Corporation or a subsidiary or affiliate of the Corporation) which manufactures, distributes, or markets medical products in any domestic or foreign jurisdiction in which the Corporation or a subsidiary or affiliate of the Corporation engages in such activities. Nothing in this agreement is intended, or shall be construed, to prevent the Executive during the term hereof or thereafter from investing in the stock or other securities listed on a national securities exchange or traded in the over-the-counter market of any corporation which is at the time a Competitor

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provided that the Executive, together with his relatives and affiliates, shall not, directly or indirectly, hold, beneficially or otherwise, in the aggregate, more than five percent (5%) of any issue of such stock or other securities of any one (1) such corporation. If any term or provision of this Section 7, or any part or aspect thereof, shall be deemed by a court of competent jurisdiction to be overly broad in scope, the court considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope so that such term or provision is no longer overly broad and to enforce the same as so limited.

                  8.       NON-DISPARAGEMENT; PUBLICITY.

                  8.1 Neither the Executive nor the Corporation will hereafter make any oral or written statement concerning the other to any person, company or agency which is disparaging or damaging to the personal or professional reputation of the Executive, on the one hand, or the Corporation and/or any of its subsidiaries or affiliates (and their respective directors and officers), on the other, provided that the foregoing will not restrict any statement or revelation required by applicable law, regulation or judicial process (after advising and consulting with the other party about its intention to make, and the proposed content of such disclosure).

                  8.2 The Corporation will give the Executive a reasonable opportunity to review any press release or public filing with the Securities and Exchange Commission which announces the Executive's termination of employment with the Corporation, and the Corporation will consider in good faith any reasonable comments provided by the Executive on a timely basis with respect to such press release or filing.

                  9.       RELEASES.

                  9.1 In consideration of the payments and benefits to the Executive under this Separation Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Executive, to the extent permitted by applicable law, the Executive knowingly, voluntarily and unconditionally hereby forever waives, releases and discharges, and covenants never to sue on, any and all claims, liabilities, causes of actions, judgments, orders, assessments, penalties, fines, expenses and costs (including without limitation attorneys' fees) and/or suits of any kind arising out of any actions, events or circumstances occurring before the date of this Separation Agreement ("Claims") which the Executive has, ever had or may have, or which the Executive's heirs, executors, administrators and assigns, or any of them hereafter can, shall or may have, against the Corporation and/or any of its subsidiaries, shareholders, officers, directors, agents, affiliates, employee benefit plan

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fiduciaries, trustees and administrators, and employees, past or present, and their respective heirs, successors and assigns (collectively, the "Releasees"), including, without limitation, any Claims arising in whole or in part from the Executive's employment with the Corporation and/or any of its subsidiaries or affiliates or the Employment Agreement, the Change of Control Agreement, the Note, the Pledge Agreement, or the termination of the Executive's employment with the Corporation or the manner of such termination; provided, however, that this Section 9 shall not apply to any of the obligations of the Corporation specifically provided for in or pursuant to this Separation Agreement. This Separation Agreement is intended as a full and final settlement and compromise of each, every and all Claims of every kind and nature, whether known or unknown, which have been or could be asserted against any of the Releasees, including, without limitation:

         (a) any Claims arising out of any employment agreement or other contract (including, without limitation, the Employment Agreement, the Change of Control Agreement, the Note, and the Pledge Agreement), side-letter, resolution, promise or understanding of any kind, whether written or oral or express or implied; and

         (b) any Claims arising under any federal, state or local civil rights, human rights, anti-discrimination, labor, employment, contract or tort law, rule, regulation, order or decision, including, without limitation, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., and Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000 et seq., and as each of these laws have been or will be amended.

                  9.2 In consideration of the obligations of the Executive under this Separation Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Corporation, to the extent permitted by applicable law, the Corporation on behalf of itself and its subsidiaries and affiliates knowingly, voluntarily and unconditionally hereby forever waives, releases and discharges, and covenants never to sue on, any and all Claims arising out of any actions, events or circumstances occurring before the date of this Separation Agreement which the Corporation, its subsidiaries or affiliates has, ever had or may have, including, without limitation, any Claims arising in whole or in part from the Executive's employment with, or acting as a director of, the Corporation and/or any of its subsidiaries or affiliates or the termination of the Executive's employment with the Corporation or the manner of said termination; provided, however, that this
Section 9.2 shall not apply to any of the obligations of the Executive specifically provided for in or pursuant to this Separation Agreement. This Separation Agreement is intended as a

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full and final settlement and compromise of each, every and all Claims of every kind and nature, whether known or unknown, which have been or could be asserted against the Executive and his respective heirs, successors and assigns.

                  9.3 The Corporation shall indemnify, defend and hold harmless the Executive against all liabilities, damages, expenses and costs arising out of the Executive's service as a director or officer of the Corporation occurring at or prior to the date hereof, and advance expenses (including reasonable attorneys' fees) incurred by the Executive in defending any action, suit or proceeding, to the fullest extent permitted under the Delaware General Corporation Law and by the Corporation's Certificate of Incorporation and Bylaws as in effect on the date hereof. The Corporation shall use all reasonable efforts to assist in the defense of any action, suit or proceeding in respect of which the Executive is entitled to indemnification hereunder. The Corporation shall maintain in effect for the Executive for not less than seven (7) years after the date hereof a policy of Directors' and Officers' liability insurance with respect to matters occurring prior to the date hereof providing substantially the same coverage and containing terms and conditions which are no less advantageous in any material respect to those currently maintained by the Corporation for the benefit of the Corporation's present or former directors, employees or agents covered by such insurance policies prior to the date hereof, provided, however, the Corporation may in lieu of maintaining such existing insurance as provided above, cause comparable coverage to be provided with any policy maintained for the benefit of the Corporation, so long as the material terms are no less advantageous than such existing insurance.

                  9.4 The Executive acknowledges that the Executive has carefully read and fully understands all of the terms of this Separation Agreement, including without limitation the releases contained herein. The Executive further acknowledges that the Executive has entered into this Separation Agreement willingly, freely, without duress or coercion and after having had explained to him by counsel of his choice, his rights under all laws referred to in this Separation Agreement and the terms and consequences of this Separation Agreement. The Executive also acknowledges that he has been given the opportunity to take at least twenty-one (21) days to consider and accept or reject this Separation Agreement and has chosen to execute, deliver and agree to this Separation Agreement as of the date of this Separation Agreement. The Executive agrees that the Executive has been given a fair, reasonable and sufficient time to fully consider all of the terms of this Separation Agreement. The Executive may revoke the portion of this Separation Agreement that relates to the release of any claim the Executive may have under the Age Discrimination in Employment Act of 1967 (including, without limitation, the Older Workers Benefit Protection Act) at any time within seven (7) days after the date of execution of this Separation Agreement by

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notifying the Corporation of such revocation in writing. Notwithstanding the foregoing, no such revocation shall affect or alter any other term or provision of this Separation Agreement or any other release granted hereunder, all of which shall survive any such revocation in accordance with their terms.

                  9.5 Except as specifically provided for in or pursuant to this Separation Agreement, the Executive shall not be entitled to any compensation, remuneration or other payments from the Corporation and/or the Corporation's subsidiaries or affiliates and the Corporation (and its subsidiaries and affiliates) shall have no further obligations to the Executive, including without limitation under any contract, plan, agreement, understanding or resolution. Without limiting the foregoing, except as expressly provided for in or pursuant to this Separation Agreement, the Executive shall have no further rights and shall be entitled to no further benefits under the Employment Agreement or the Change of Control Agreement, which the Executive agrees are superseded in all respects by this Separation Agreement and shall be of no further force or effect on and as of the date hereof.

                  10. SCOPE OF AGREEMENT; ENFORCEABILITY. This Separation Agreement constitutes the entire understanding and agreement between the Corporation and the Executive with regard to all matters herein and supersedes all prior oral or written agreements and understandings of the parties with respect to such matters, whether express or implied, including, to the extent provided in Section 9.5 of this Separation Agreement, the Employment Agreement or the Change of Control Agreement. Notwithstanding the foregoing, and subject to Section 4 of this Separation Agreement, this Separation Agreement shall not supersede the stock option agreements previously entered into between the Corporation and the Executive on the terms of the Corporation's Incentive Program, which shall survive the execution and delivery of this Separation Agreement and the termination of the Executive's employment with the Corporation and shall remain binding upon the Corporation and the Executive in accordance with their respective terms. This Separation Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives. This Separation Agreement shall inure to the benefit of and be binding upon the Corporation and its respective successors and assigns. If any term or provision of this Separation Agreement, or the application thereof to any person or circumstances, will to any extent be invalid or unenforceable, the remainder of this Separation Agreement, or the application of such terms to persons or circumstances, other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term of this Separation Agreement will be valid and enforceable to the fullest extent permitted by law.

                  11. REMEDIES. The Executive acknowledges and agrees that the Corporation will have no adequate remedy at law for a

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breach of any of the provisions of Sections 6, 7, and/or 8 of this Separation
Agreement, and would be irreparably harmed, if the Executive breaches any of the provisions of Sections 6, 7, and/or 8 of this Separation Agreement. The Executive further agrees that the Corporation shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of Sections 6, 7, and/or 8 of this Separation Agreement, and to specific performance of each of the terms of such Sections in addition to any other legal or equitable remedies that the Corporation may have. The Executive also agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of Sections 6, 7, and/or 8 of this Separation Agreement, raise the defense that the Corporation has an adequate remedy at law. The Corporation acknowledges and agrees that the Executive will have no adequate remedy at law for a breach of any of the provisions of Section 8.1 of this Separation Agreement, and would be irreparably harmed, if the Corporation breaches any of the provisions of Section
8.1 of this Separation Agreement. The Corporation further agrees that the Executive shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of Section 8.1 of this Separation Agreement, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that the Executive may have. The Corporation also agrees that it shall not, in any equity proceeding relating to the enforcement of the terms of Section 8.1 of this Separation Agreement, raise the defense that the Executive has an adequate remedy at law.

                  12. AMENDMENTS/WAIVER. This Separation Agreement may not be amended, waived, or modified other than by a written agreement executed by the parties to this Separation Agreement or their respective successors and legal representatives. No waiver by any party to this Separation Agreement of any breach of any term, provision or condition of this Separation Agreement by the other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, or any prior or subsequent time.

                  13. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed effective upon receipt if either by hand-delivery to the other party, or by facsimile transmission, the next business day if by overnight courier, or the third business day after mailing if by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:                       Irwin Selinger
                                                    11 High Ridge Lane
                                                    Matinecock, New York  11771

         with a copy to:                            Donald Murray, Esq.
                                                    Dewey Ballantine LLP

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                                              1301 Avenue of the Americas
                                              New York, New York   10019-6092

         If to the Corporation:               Graham-Field Health Products, Inc.
                                              400 Rabro Drive East
                                              Hauppauge, NY  11788
                                              Attn:  Richard S. Kolodny, Esq.

         with a copy to:                      Milbank, Tweed, Hadley & McCloy
                                              1 Chase Manhattan Plaza
                                              New York, NY  10005
                                              Facsimile No.:  (212) 530-5219
                                              Attn:  Robert S. Reder, Esq.

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

                  14. GOVERNING LAW; BINDING EFFECT. This Separation Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to its choice of law provisions, and shall be binding upon the parties and their respective heirs, executors, successors and assigns.

                  15. CONSENT TO JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of New York or any court of the State of New York located in Suffolk County, New York and any action suit or proceeding shall be brought only in such court (and each party waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), and agrees to delivery of service of process by any of the methods by which notices may be given pursuant to Section 13, with such service being deemed given as provided in such Section; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 15 and shall not be deemed to be a general submission to the jurisdiction of said courts in the State of New York other than for such purpose. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

                  16. COUNTERPARTS. This Separation Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.



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                  17. AMENDMENT TO EVEREST & JENNINGS AND FUQUA STOCKHOLDER
AGREEMENTS. The Executive hereby agrees that he shall be removed as a party from each of (i) the Stockholders Agreement dated as of September 5, 1997, as amended, by and among the Corporation, BIL (Far East Holdings) Limited, BIL Securities (Offshore) Ltd., Irwin Selinger and certain other individuals and entities and (ii) the Amended and Restated Stockholder Agreement dated as of September 3, 1996, as amended, by and among BIL (Far East Holdings) Limited, the Corporation and the Executive. The Executive's agreement in this Section shall be for the benefit of the other parties to such agreements.

                  18. WITHHOLDING. The Corporation may withhold from any amounts or benefits payable under this Separation Agreement such federal, state and local income and payroll taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  19. LEGAL FEES. The Corporation hereby agrees to pay the Executive's reasonable legal fees in connection with the negotiation and execution of this agreement in an amount not to exceed $15,000.

                  20. PERSONAL ITEMS. The Corporation hereby agrees that the Executive shall be entitled to remove from the Corporation's offices and retain the contents of his office, including all personal effects, artwork, gifts and momentos, but excluding non-personal business files and furniture (other than the rocking chair, which the Executive may remove and retain).

                  21. REIMBURSEMENT OF BUSINESS EXPENSES. The Corporation shall reimburse the Executive against receipts for reasonable business expenses incurred in connection with the performance of his services on or prior to the date hereof, subject to the submission of reasonable documentation in accordance with the Corporation's standard practice to substantiate expenses.

                  IN WITNESS WHEREOF, the Corporation and the Executive have caused this Separation Agreement to be executed on and as of the date first above written.

                             GRAHAM-FIELD HEALTH PRODUCTS, INC.

                             /s/ Rodney F. Price
                             ----------------------------------
                             Rodney F. Price
                             Chairman of the Board and
                             Chief Executive Officer

                             /s/ Irwin Selinger
                             ----------------------------------
                             Irwin Selinger
7080

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